As filed with the Securities and Exchange Commission on January 22, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Merck & Co., Inc.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-1918501 (IRS Employer Identification Number)
One Merck Drive
Whitehouse Station, New Jersey 08889-0100
(908) 423-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Celia A. Colbert, Esq.
Senior Vice President, Secretary & Assistant General Counsel
Merck & Co., Inc.
One Merck Drive
Whitehouse Station, New Jersey 08889-0100
(908) 423-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David N. Shine, Esq. Laraine S. Rothenberg, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.50 per share
Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan	9,762,022	$40.14	391,847,563.08	$27,939
Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan	25,000	$40.14	1,003,500.00	$72
Merck Sharp & Dohme Corp. 2004 Incentive Stock Plan	16,964,182	$40.14	680,942,265.48	$48,552
Merck Sharp & Dohme Corp. 2001 Incentive Stock Plan	30,876,904	$40.14	1,239,398,926.56	$88,370
Merck Sharp & Dohme Corp. 1996 Incentive Stock Plan	8,427,567	$40.14	338,282,539.38	$24,120
Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan	72,475	$40.14	2,909,146.50	$208
Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan	15,825	$40.14	635,215.50	$46
Rosetta Inpharmatics, Inc. 2000 Stock Plan	2,326	$40.14	93,365.64	$7
Rosetta Inpharmatics, Inc. 1997 Stock Plan	3,554	$40.14	142,657.56	$11

TOTAL	66,149,855 (3)	$40.14	2,655,255,179.70	$189,325

_________________________________
(1)              Shares issuable, from time to time, by the Registrant to former employees or former directors of Merck Sharp & Dohme Corp., a wholly owned subsidiary of the Registrant, upon the exercise of options or settlement of restricted stock units or performance share units.

(2)              Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sales prices of shares of the Registrant’s common stock on January 19, 2010, as reported on the New York Stock Exchange.

(3)              In addition, pursuant to Rule 416, this registration statement shall also cover additional shares of the Registrant’s common stock that may become issuable under the applicable plan by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration that results in an increase in the number of the shares of the Registrant’s common stock.

Prospectus

Merck & Co., Inc.

66,149,855 SHARES OF COMMON STOCK
ISSUABLE UPON SETTLEMENT OF AWARDS
under the
MERCK SHARP & DOHME CORP. 2007 INCENTIVE STOCK PLAN
MERCK & CO., INC. 2006 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
MERCK SHARP & DOHME CORP. 2004 INCENTIVE STOCK PLAN
MERCK SHARP & DOHME CORP. 2001 INCENTIVE STOCK PLAN
MERCK SHARP & DOHME CORP. 1996 INCENTIVE STOCK PLAN
MERCK & CO., INC. 2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
MERCK & CO., INC. 1996 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
ROSETTA INPHARMATICS, INC. 2000 STOCK PLAN
ROSETTA INPHARMATICS, INC. 1997 STOCK PLAN

This prospectus is related to the 66,149,855 shares of common stock, $0.50 par value per share (“Common Stock”) of Merck & Co., Inc., formerly Schering-Plough Corporation, (“New Merck,” or the “Company”), that may be issued upon the exercise of stock options or settlement of restricted stock units or performance share units granted under certain equity plans of Merck Sharp & Dohme Corp., formerly Merck & Co., Inc., (“Old Merck” or “MSD”) to former employees or former directors of Old Merck, as more fully described herein.

The exercise price of the shares of Common Stock pursuant to any stock options was determined at the time of grant of each stock option.  A description of the relevant equity plans begins on page 5 of this prospectus.  New Merck’s Common Stock is listed on the New York Stock Exchange under the symbol “MRK.”

Investing in New Merck’s Common Stock involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors described under “Risk Factors” in our annual and quarterly reports filed with the Securities and Exchange Commission.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 22, 2010.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1

MERCK & CO., INC.	3

RISK FACTORS	3

FORWARD-LOOKING STATEMENTS	3

DESCRIPTION OF THE PLANS	5

Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan	5

Merck & Co. Inc. 2006 Non-Employee Directors Stock Option Plan	8

MSD Prior Equity Plans	9

U.S. FEDERAL INCOME TAX INFORMATION	10

USE OF PROCEEDS	11

PLAN OF DISTRIBUTION	11

VALIDITY OF COMMON STOCK	11

EXPERTS	11

WHERE YOU CAN FIND MORE INFORMATION	12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell the shares of common stock described in this prospectus in one or more offerings.

New Merck is the continuing public company resulting from the mergers (together, the “Mergers”) completed on November 3, 2009 (the “Effective Date”) of Old Merck and Schering-Plough Corporation (“Schering-Plough”). In the Mergers, Old Merck was merged into a subsidiary of Schering-Plough. Schering-Plough changed its name to Merck & Co., Inc. and Old Merck changed its name to Merck Sharp & Dohme Corp. (“MSD”). References in this prospectus to “New Merck,” “we,” “us,” “our” or the “Company” are references to Merck & Co., Inc. (the entity formerly known as Schering-Plough Corporation) and its consolidated subsidiaries, including MSD, unless the context otherwise requires.

As part of the Mergers, New Merck assumed and adopted the Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan (the “MSD 2007 ISP”), formerly the Merck & Co. Inc. 2007 Incentive Stock Plan (the “Prior 2007 ISP”), as it was amended and restated as of the Effective Date.  New Merck also assumed and adopted the Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan (the “2006 Directors Plan”) as it was amended and restated as of the Effective Date. In addition, New Merck assumed and adopted the Merck Sharp & Dohme Corp. 2004 Incentive Stock Plan, Merck Sharp & Dohme Corp. 2001 Incentive Stock Plan, Merck Sharp & Dohme Corp. 1996 Incentive Stock Plan, Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan, Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan, Rosetta Inpharmatics, Inc. 2000 Stock Plan and Rosettta Inpharmatics, Inc. 1997 Stock Plan, as such plans may have been amended to reflect the Mergers (collectively, the seven plans are referred to as the “MSD Prior Equity Plans”).  As part of the Mergers, New Merck has authorized the issuance of New Merck Common Stock upon the exercise of or settlement of awards issued under the MSD 2007 ISP, the 2006 Directors Plan and the MSD Prior Equity Plans that remained outstanding as of the Effective Date.

A number of stock option, restricted stock unit and performance share unit awards issued by Old Merck prior to the Mergers to individuals who were eligible participants of the Prior 2007 ISP, the 2006 Directors Plan, and the MSD Prior Equity Plans at the time of grant but who were no longer employed by, or no longer provided service to, Old Merck on the Effective Date remained outstanding as of the Effective Date (“Former Employee and Director Awards”).  Along with other outstanding awards, the Former Employee and Director Awards were assumed by New Merck as part of the Mergers and continue to be governed by terms of the plan and the specific terms and conditions under which such award was granted.  This registration statement registers shares of Common Stock to be issued upon the exercise of stock options, or settlement of restricted stock units or performance share units held by the Former Employee and Director Awards.

This prospectus provides you with a general description of the relevant information with respect to Former Employee and Director Awards in the MSD 2007 ISP and 2006 Directors Plan, as well as the MSD Prior Equity Plans (which are no longer actively used by New Merck).  Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporated by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment decision.  You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

MERCK & CO., INC.

We are a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health.  Our operations are principally managed on a products basis.  Our pharmaceutical operations includes products consisting of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders and sold by us primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations, pharmacy benefit managers and other institutions.  Our vaccines and infectious diseases operations includes human health vaccine products consisting of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices, and infectious disease products consisting of therapeutic agents for the treatment of infection sold primarily to drug wholesalers and retailers, hospitals and government agencies. Our animal health operations discover, develop, manufacture and market animal health products, including vaccines. Our consumer health care operation develop, manufacture and market Over the Counter foot care and sun care products.

We are incorporated in the State of New Jersey and maintain our principal offices at Whitehouse Station, New Jersey.  Our address is One Merck Drive, Whitehouse Station, New Jersey 08889-0100, and our telephone number is (908) 423-1000.  Our web site is located at www.merck.com.  Information on our web site is not incorporated into this prospectus by reference and should not be considered a part of this prospectus.

RISK FACTORS

Before deciding to invest in New Merck’s Common Stock, you should carefully consider the risk factors and forward-looking statements described in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2008, our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, Old Merck’s most recent Annual Report on Form 10-K for the year ended December 31, 2008 and Old Merck’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and the risk factors attached as Exhibit 99.4 to Old Merck’s Current Report on Form 8-K filed on June 22, 2009 (which documents are incorporated by reference herein). In addition, you should carefully consider information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in New Merck’s Common Stock.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain so called “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially from those set forth in the statements.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can also identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address the Company’s growth strategy, financial results, product development, product approvals, product potential and development programs, as well as the integration of Old Merck and Schering-Plough.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ materially from the Company’s forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.  The Company does not assume the obligation to update any forward-looking statement.  The Company cautions you not to place undue reliance on these forward-looking statements.  One should carefully evaluate such statements in light of factors, including risk factors, described under “Risk Factors” above and in the documents incorporated herein by reference in which the Company discusses in more detail various important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete statement of all potential risks or uncertainties.

DESCRIPTION OF THE PLANS

Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan

The MSD 2007 ISP continues to be utilized by the Company and provides a means whereby employees and officers of MSD and its affiliates and others performing services to New Merck (who were not previously employees of Schering-Plough or its subsidiaries on the Closing Date) may be awarded equity compensation until such time as a new equity compensation plan is adopted and approved by the New Merck Board of Directors (“New Merck Board”) and the shareholders of New Merck. No new awards will be granted to former employees or directors of MSD under the MSD 2007 ISP. As of October 1, 2009 approximately 108 million awards issued under the MSD 2007 ISP remained outstanding, some of which represent Former Employee and Director Awards.

The maximum aggregate number of shares of New Merck’s Common Stock available under the MSD 2007 ISP is 155 million shares, subject to any applicable increases or decreases as set forth in the terms of the MSD 2007 ISP. Other key provisions include, and are subject to the terms of the MSD 2007 ISP:

Plan term.  The MSD 2007 ISP was originally effective May 1, 2006 and no new incentives may be granted after the annual meeting of shareholders of New Merck in or around May 2010, if the Shareholders of New Merck approve a stock incentive plan of New Merck at such annual meeting, or earlier if terminated by the New Merck Board. However, the term and exercise of incentives granted before then may extend beyond that date (but no more than 10 years from the date of grant).

Eligible for grants.  Consistent with the Prior 2007 ISP, regular full-time and part-time employees employed by Old Merck or its subsidiaries, its affiliates and its joint ventures are eligible to participate. For this purpose, officers, whether or not directors of New Merck, and employees of an Old Merck joint venture partner or affiliate of Old Merck who provide services to the joint venture partner or affiliate are included as eligible employees. However, any person who immediately before the Mergers was an employee, director or independent contractor of Schering-Plough, its subsidiaries or joint venture partners is not eligible for grants under the MSD 2007 ISP. The Compensation and Benefits Committee of the New Merck Board  (the “Committee”) or its delegate will determine which eligible employees actually receives grants.

Incentives available.  Types of Incentives that may be granted pursuant to the MSD 2007 ISP include: Incentive and Nonqualified Stock Options (“Stock Options”); Stock Appreciation Rights (“SARs”); Restricted Stock Grants; Performance Awards; Share Awards; and Phantom Stock Awards.

Individual Limitations.  In any year, no individual may receive Incentives covering more than 3 million shares of New Merck’s Common Stock (counted as described in the MSD 2007 ISP).

General Limitations on Vesting Exercisability.  Incentives generally may not be granted with a vesting period shorter than one year from grant date and Stock Options and SARs may not be exercisable earlier than one year from grant date.  However, where there is an intervening event, vesting and exercisability may be accelerated.  For example, a change in control of New Merck (or a change in control of Old Merck with respect to awards outstanding on the Closing Date), or the grantee’s death, retirement, termination of the employment caused by New Merck, or other event as established by the Committee, or as required by applicable law, may cause Incentives to vest sooner, if acceleration is provided for under the terms of the Incentive when it was granted.

Repricing Prohibited.  No adjustments or reduction of the exercise price of any outstanding incentives in the event of a decline in stock price is permitted without approval by New Merck’s stockholders or as otherwise specifically provided under the MSD 2007 ISP.

Special Provisions for Options.

Number granted.  Determined by the Committee or its delegate; however, the New Merck Board determines awards for the CEO or other directors.

Exercise Price.  Not less than fair market value of a share of stock on grant date.  The fair market value currently is generally the closing price of New Merck’s Common Stock as quoted on the New York Stock Exchange on the grant date.  However, the exercise price may be higher (not lower) in certain countries in consideration of local law. And, New Merck intends to refrain from offering discount options under Section 409A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and may revise the definition of fair market value accordingly.

Vesting and Exercise Periods.  Determined by the Committee. However, if a grantee’s employment is terminated for gross misconduct, all rights under the Stock Option expire immediately. The term of options generally may not exceed ten years. However, in the event of the death of a grantee prior to the expiration of a Nonqualified Option, the Committee may permit exercise for up to 11 years.

Limits on Incentive Stock Options.  In general, Incentive Stock Options must satisfy requirements prescribed by the Internal Revenue Code to qualify for special tax treatment.

Dividend Equivalents.  Dividends are neither paid nor accumulated during the period of the Option.

Special Provisions for Restricted Stock Awards.
“Restricted Stock Grants”—either actual shares of Common Stock (“Restricted Stock”) or phantom shares of Common Stock (“Restricted Stock Units”)—may be granted subject to the terms and conditions as the Committee prescribes.

Number granted. Determined by the Committee or its delegate, including the New Merck Board for any awards to the CEO or other Board Members.

Employment required. Grantees generally must remain employed during a period designated by the Committee (“Restricted Period”) in order to receive the shares, cash or combination under the Restricted Stock Grant.  If employment ends before the Restricted Period ends, Restricted Stock Grant will terminate. However, the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restricted Period. The Committee may, in its discretion, also provide for complete or partial exceptions to the employment restriction as it deems equitable.  All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the Restricted Period if the conditions described above have been met.

Form of Grant. Restricted Stock Grants are shares of actual Common Stock. Payouts of Restricted Stock Units may be in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee.

Dividend Equivalents. The Committee may at the time of grant provide that dividends (or dividend equivalents for Restricted Stock Units) during the Restricted Period are paid or accumulated, or neither paid nor accumulated.

Special Provisions for Performance Share Awards.
The Committee will determine the period for which a Performance Share Award is made (“Award Period”) and the applicable performance goals.

Number granted. Determined by the Committee or its delegate (Board for CEO or other Board member).

Performance Goals. May include any or a combination of the following: share price, pre-tax profits, earnings per share, return on stockholders’ equity, return on assets, sales, net income, or total shareholder return. For a Performance Share Award not intended to constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code, measures may include any other financial or other measurement established by the Committee.

Performance Share Award Payouts. The Committee will establish the method of calculating the amount of payment to be made under a Performance Award if Performance Goals are met, including any maximum payment.  After the completion of an Award Period, the relevant performance will be measured against the Performance Goals, and the Committee will determine whether all, none or a portion of Performance Award is paid.

Dividend Equivalents. The Committee may at the time of grant provide that dividends or dividend equivalents during the Award Period are paid or accumulated, or neither paid nor accumulated.

Other Information.

Plan Administration.  The MSD 2007 ISP is administered by the Committee. The Committee is comprised of Non-Employee Directors, who may not receive any awards under the MSD 2007 ISP. The Committee establishes the terms and conditions of awards, subject to certain limitations in the MSD 2007 ISP plan document. The Committee may delegate to the Chief Executive Officer or other executive officers of Old Merck or New Merck certain authority, including the authority to grant awards to eligible employees who are not officers of New Merck subject to Section 16 of the Securities Exchange Act of 1934.

Change in Control.  Upon a “change in control” of New Merck (or Old Merck with respect to awards outstanding on the Closing Date of the Merger), all outstanding stock options will become fully vested.

•
In general, vested stock options may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of terminations by reasons of death or retirement or for gross misconduct.

•
If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for their options in an amount at least equal to the difference between the exercise price and the price paid to shareholders in the change in control.

•	After a change in control, amendment of the MSD 2007 ISP is limited. The MSD 2007 ISP also provides for payment of participants’ legal fees in the event of disputes after a change in control.

A “change in control” for purposes of the MSD 2007 ISP generally consists of any of the following:

•	an acquisition of more than 20% of New Merck’s voting securities (other than acquisitions directly from New Merck);

•
the New Merck Board, as of the time of the Merger, (and their approved successors) ceasing to constitute a majority of the New Merck Board or, if applicable, the board of directors of a successor to New Merck;

•
the consummation of a merger, consolidation or reorganization, unless (1) the shareholders of New Merck prior to the transaction hold at least 60% of the voting securities of the successor, (2) the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor and (3) no person owns 20% or more of the voting securities of New Merck or the successor; or

•	the liquidation or dissolution of New Merck or the sale by New Merck of all or substantially all of its assets.

With respect to any awards that remained outstanding as of the Closing Date, granted under the MSD 2007 ISP, a “change in control” of New Merck will apply to their terms and conditions, as well as a “change in control” of Old Merck based on the same definition described above but with respect to Old Merck. In addition, for any award that is deferred compensation subject to Section 409A of the Internal Revenue Code, the definition permitted under 409A of the Internal Revenue Code will apply.

Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other event identified by the Committee, the Compensation and Benefits Committee will make the adjustments, if any, as it deems appropriate in (i) the number and kind of shares authorized for issuance under the MSD 2007 ISP, (ii) the number and kind of shares subject to outstanding incentives, (iii) the option price of Stock Options and (iv) the grant value of SARs.

Amendment and Termination.

The New Merck Board may discontinue the MSD 2007 ISP at any time and may from time to time amend or revise the terms of the MSD 2007 ISP as permitted by applicable statutes. However, it may not, without the consent of affected grantees, revoke or alter outstanding incentives in a manner unfavorable to them. The New Merck Board also may not amend the MSD 2007 ISP without stockholder approval where the absence of approval would cause the MSD 2007 ISP to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected grantees, incentives may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Internal Revenue Code.

Merck & Co. Inc. 2006 Non-Employee Directors Stock Option Plan

The 2006 Directors Plan continues to be utilized by New Merck and is a means whereby non-employee Directors of New Merck (who were not Directors of Schering-Plough on to the Closing Date) may be awarded equity compensation until such time as a new non-employee director stock option plan is adopted and approved by shareholders of New Merck. The Directors’ mutual interest with stockholders in increasing the long-term value of New Merck’s stock should benefit New Merck and its shareholders.  However, no new awards will be granted to any former directors of MSD under the 2006 Directors Plan, unless the director serves as a director of New Merck. As of October 1, 2009 approximately 225,000 awards issued under the 2006 Directors Plan remained outstanding, some of which represent Former Employee and Director Awards.

The maximum number of shares of New Merck’s Common Stock available under the 2006 Directors Plan is 1,000,000 (one million) shares, subject to any applicable increases or decreases as set forth in the 2006 Directors Plan. Other key provisions include, and are subject to the terms of the 2006 Directors Plan:

Primary aspects of 2006 Directors Plan are as follows, and are subject to the terms of the Amended and Restated 2006 Directors Plan:

Plan Term.  The 2006 Directors Plan was originally effective on April 25, 2006, and will terminate on December 31, 2015, unless terminated earlier by the New Merck Board or extended by the New Merck Board with the approval of stockholders. However, the term and exercise of incentives granted before then may extend beyond that date.

Eligibility.  “Non-Employee Directors”—that is, members of the New Merck Board who are not current or former employees of New Merck or any of its subsidiaries and who were not directors of Schering-Plough on the Closing Date (unless the 2006 Directors Plan is approved by the stockholders of New Merck after the Closing Date).

Option Grants.

Number granted.  5,000 options for shares if New Merck Common Stock—or such other amount as determined by the New Merck Board from time to time—granted on the first Friday following New Merck’s Annual Meeting of Stockholders that each individual is elected, reelected or continuing as a Non-Employee Director.

Exercise Price.  Exercise price of options will be the closing price of New Merck Common Stock as quoted on the New York Stock Exchange on the grant date.

Vesting and Exercise Periods.  Options generally become exercisable in three annual equal installments beginning on the one year anniversary of the grant date and expire ten years from date of grant. The exercise price and any required tax withholding must be paid in cash or in such other manner as permitted for option exercises under New Merck’s Incentive Stock Plan (including the MSD 2007 ISP) applicable to employees of New Merck and its affiliates.

Cessation of Service:  If a Non-Employee Director ceases service for any reason other than retirement or death, only options that were then exercisable may be exercised, and they expire if not exercised within three months of the date service ceased.

Death.  All options immediately become exercisable and expire on the earlier of their original term or within three years of the date of death.

Retirement.  Upon termination of service after at least age 65 and at least ten years of service, or at least age 70 and at least five years of service, a Non-Employee Director’s options will continue to become exercisable as if employment had continued, and must be exercised within ten years of the grant.

Other Information.

No reduction in exercise price.  Unless approved by the New Merck’s stockholders, no adjustments or reduction of the exercise price of any outstanding options may be made, either directly or by cancelling outstanding options and subsequently regranting options at a lower price to the same individual.

Adjustments.  In the event of reorganization, recapitalization, stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, rights offering or other similar change in the capital structure or shares of New Merck, adjustments in the number and kind of shares authorized by this 2006 Directors Plan, in the number and kind of shares covered by Incentives, and in the option price of outstanding NQSOs under, the 2006 Directors Plan will be made if, and in the same manner as, such adjustments are made to incentives issued under New Merck’s current Incentive Stock Plan subject to any required action by the New Merck Board or the stockholders of New Merck and compliance with applicable securities laws.

Transferability.  Options are generally exercisable during a Non-Employee Director’s lifetime only by the Director, his or her legal guardian or legal representative. Options generally are not transferable other than by will or by the laws of descent and distribution. However, a Non-Employee Director may transfer an option while serving as a Non-Employee Director of New Merck or within one year of ceasing service as a Non-Employee Director due to Retirement as set forth in the 2006 Directors Plan.

MSD Prior Equity Plans

(a) Merck & Co., Inc. 2004 Incentive Stock Plan, (b) Merck & Co., Inc. 2001 Incentive Stock Plan, (c) Merck & Co., Inc. 1996 Incentive Stock Plan, (d) Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan, (e) Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan; (f) Rosetta Inpharmatics, Inc. 2000 Stock Plan; and (g) Rosetta Inpharmatics, Inc. 1997 Stock Plan.

New Merck assumed and adopted the MSD Prior Equity Plans and authorized the issuance of New Merck’s Common Stock upon the exercise of, or settlement of, as applicable, awards granted pursuant to the MSD Prior Equity Plans that remained outstanding as of the date of the consummation of the Mergers (collectively, the “MSD Outstanding Prior Plan Awards”).

No new awards will be granted pursuant to the MSD Prior Equity Plans. As of October 1, 2009, approximately 157 million shares were subject to the MSD Outstanding Prior Plan Awards pursuant to the MSD Prior Equity Plans, some of which represent Former Employee and Director Awards.

Since none of the MSD Prior Equity Plans continue to grant new awards, only certain provisions of the MSD Prior Equity Plans continue to be relevant to remaining Former Employee and Director Award holders as described below, subject to the terms of the particular plan, including:

Provisions for Options.

Plan Administration. The MSD Prior Equity Plans and MSD Outstanding Prior Plan Awards will be administrated by the Board of New Merck or the Committee.

Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, rights offering, spin off, split off, split up or other change in the capital structure of New Merck, the Compensation and Benefits Committee will make equitable adjustments to (i) the number and kind of shares authorized for issuance under the MSD Prior Equity Plans, (ii) the number and kind of shares subject to outstanding incentives, and (iii) the option price of Stock Options.

Change in Control. For purposes of the MSD Outstanding Prior Plan Awards (other than the Rosetta Inpharmatics, Inc. Stock Plans and Non-Employee Directors Stock Option Plans), following the Mergers, the definition of a “change in control” includes a “change in control” of New Merck and a “change in control” of Old Merck, as described above under the description of the MSD 2007 ISP. All other terms and conditions that applied to the MSD Outstanding Prior Plan Awards immediately prior to the Closing Date will continue to apply after the Mergers.

U.S. FEDERAL INCOME TAX INFORMATION

THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN U.S.  FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.  THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.  THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, IRS RULINGS AND REGULATIONS AND/OR COURT DECISIONS.  FOR THAT REASON, PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN

An explanation of the U.S. federal income tax consequences for option holders who are subject to tax in the United States follows is generally described below. Option holders should consult a tax adviser with any questions before acquiring or disposing of any shares of New Merck’s Common Stock in connection with the exercise of stock options under the MSD 2007 ISP, 2006 Director’s Plan, and/or the MSD Prior Equity Plans.

Stock Options.  The grant of a nonqualified stock option would not result in income for the grantee or a deduction for the Company. The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

Restricted Stock Grants.  The grant of Restricted Stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a “substantial risk of forfeiture” as intended by the Company. If there are no such restrictions, the grantee would recognize ordinary income upon receipt of the shares. Any dividends paid to the grantee while the stock remained subject to restriction would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee would receive ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse. Income tax withholding would be required.

Performance Share Awards.    The grant of a Performance Share Award would not result in income for the grantee or a deduction for the Company. Upon the receipt of shares or cash under a Performance Share Award, the grantee would recognize ordinary income and the Company would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required.

USE OF PROCEEDS

The proceeds from the sales of Common Stock pursuant to the exercise of options under the MSD 2007 ISP, 2006 Directors Plan and/or MSD Prior Equity Plans, if any, would be used for general corporate purposes.  New Merck has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the exercise of such options.  New Merck expects that generally all option exercises will be effected in open market transactions.

PLAN OF DISTRIBUTION

We are registering 66,149,855 shares of Common Stock issuable upon the exercise of stock options to purchase shares of Common Stock, or settlement of restricted stock units or performance share units in shares of Common Stock, held by former employees and former directors of MSD who are not, and have not been, employees of New Merck. The shares of Common Stock offered by this prospectus are quoted on the New York Stock Exchange. We will pay all of the costs of this offering.

VALIDITY OF COMMON STOCK

Celia A. Colbert, our Senior Vice President, Secretary and Assistant General Counsel, will pass upon the validity of the shares of Common Stock. As of December 1, 2009, Ms. Colbert owned, directly or indirectly, 18,302 shares of Common Stock and exercisable options to purchase 108,812 additional shares of Common Stock.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Current Report on Form 8-K dated May 20, 2009 of Merck & Co., Inc. (now known as Merck Sharp & Dohme Corp.) and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Merck & Co., Inc. for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Schering-Plough Corporation (now known as Merck & Co., Inc.) and subsidiaries’ (“Schering Plough”) Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of Schering-Plough’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such reports (1) express an unqualified opinion on the consolidated financial statements and the related financial statement schedule and included an explanatory paragraph regarding Schering-Plough’s adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting.  Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2009, June 30, 2009 and September 30, 2009, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Schering-Plough’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The combined financial statements of the Merck/Schering-Plough cholesterol partnership incorporated in this prospectus by reference from Schering-Plough’s and Merck & Co., Inc.’s (now known as Merck Sharp & Dohme Corp.) Annual Reports on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference.  Such combined financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Also, the Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the Commission.  The public can obtain any documents that we file electronically with the Commission at the Commission’s Internet web site, http://www.sec.gov, or through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address: Corporate Secretary, Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889-0100, (908) 423-1000; or at our Internet web site, http://www.merck.com.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus.  This prospectus is a part of the registration statement and does not contain all the information in the registration statement.  Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary.  For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference into the registration statement by the filing of a Current Report on Form 8-K or otherwise.  You may review a copy of the registration statement and the documents we incorporate by reference at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s Internet web site as listed above.

You may obtain historical information regarding Old Merck through the methods indicated above.  Certain Exchange Act filings of Old Merck are incorporated by reference in this prospectus as set forth in more detail below.  Any Exchange Act reports filed by Old Merck after the date of this prospectus will be incorporated by reference into this prospectus only to the extent that such Reports expressly state that they are incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents as filed by Merck & Co., Inc., formerly known as Schering-Plough Corporation (IRS Employer Identification Number 22-1918501) with the Commission (File No. 1-06571) pursuant to the Exchange Act are incorporated by reference in this prospectus: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2008; (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; (c) Current Reports on Form 8-K filed on January 20, 2009, February 3, 2009, March 9, 2009, March 11, 2009, April 21, 2009, July 21, 2009, July 24, 2009, September 3, 2009, and November 4, 2009 (as amended on November 18, 2009); and (d) the information contained in New Merck’s Proxy Statement dated April 24, 2009 for its Annual Meeting of Shareholders held on May 19, 2009.

The following documents as filed by Merck Sharp & Dohme Corp. formerly known as Merck & Co., Inc. (IRS Employer Identification Number 22-1109110) with the Commission (File No. 1-03305) pursuant to the Exchange Act are incorporated by reference in this prospectus: (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (excluding Items 6,7, 8 and the Notes to the consolidated financial Statements which are all superseded by information included in the Current Report on Form 8-K filed on May 20, 2009); (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; (c) Current Reports on Form 8-K filed on February 11, 2009, February 24, 2009 (as amended on May 4, 2009), March 2, 2009, March 9, 2009, March 10, 2009, May 12, 2009, May 20, 2009, June 22, 2009, June 25, 2009, July 1, 2009, July 31, 2009, September 21, 2009, and November 4, 2009; and (d) the information contained in Old Merck’s Proxy Statement dated March 13, 2009 for its annual meeting of shareholders on April 28, 2009.

Also, all documents filed by New Merck with the Commission under File No. 1-06571 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

New Merck will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus.  You can obtain a copy of any document incorporated by reference by writing or calling New Merck at its principal executive offices as follows:

Merck & Co., Inc.
P.O. Box 100 – WS 3AB-40
Whitehouse Station, NJ 08889-0100 USA
908-423-7845
Attention: Stockholder Services Department

Information on our web site is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby (other than underwriting or broker-dealer discounts and commissions).  All of the amounts shown are estimates.

SEC registration fee	$ 189,325
Accounting fees and expenses	50,000
Legal fees and expenses	25,000
Printing and engraving expenses	5,000
Miscellaneous	10,000
Total	$ 279,325

ITEM 15.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of stockholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved in a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

The Company’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of the Company shall not be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Company or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

The By-Laws of the Company provide that a former, present or future director, officer or employee of the Company or the legal representative of any such director, officer or employee shall be indemnified by the Company:

(a)         against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been such director, officer or employee, and

(b)         with respect to the defense of any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and in connection with any criminal proceedings such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a Committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred by the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable to the Company except as and to the extent determined by such court.

The Company enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the Business Corporation Act of the State of New Jersey, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Company agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending or completed claim, action, suit or proceeding by reason of the fact that they were, are, shall be or shall have been a director or officer of the Company, or are or were serving, shall serve or shall have served, at the request of the Company, as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ITEM 16.                      EXHIBITS

5	Opinion and Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Registrant.
15	Awareness Letter of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.
23.3	Consent of Deloitte & Touche LLP, independent auditors for the Merck/Schering-Plough Cholesterol Partnership.
23.4	Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Registrant (contained in Exhibit 5 to this registration statement).
24.1	Powers of Attorney (granted by officers Clark, Kellogg and Canan and directors Brun, Cech, Clark, Goldstone, Harrison, Jacobson, Kelley, Kidder, Represas, Russo, Shenk, Thier, Thompson, and Wendell).
24.2	Powers of Attorney (granted by directors Glocer, Tatlock, Lazarus, and Weeks).
24.3	Certified Resolutions of Board of Directors.
99.1	Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).

99.2	Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.3	Merck Sharp & Dohme Corp. 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.4	Merck Sharp & Dohme Corp. 2001 Incentive Stock Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.5	Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.6	Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.7	Rosetta Inpharmatics, Inc. 2000 Stock Plan (incorporated by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 filed on November 4, 2009).
99.8	Rosetta Inpharmatics, Inc. 1997 Stock Plan (incorporated by reference to Exhibit 99.8 to the Registrant’s Registration Statement on Form S-8 filed on November 4, 2009).

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whitehouse Station, State of New Jersey, on the 22nd day of January, 2010.

MERCK & CO., INC.

By:	*
Richard T. Clark
Chairman, President and Chief Executive Officer

By:	/s/ Celia A. Colbert

Celia A. Colbert
Senior Vice President, Secretary and Assistant General Counsel (Attorney-in-Fact)

* Celia A. Colbert, by signing her name hereto, does herby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.
18

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
*	Chairman, President and Chief Executive Officer; Principal Executive Officer; Director	January 22, 2010
Richard T. Clark

*	Executive Vice President and Chief Financial Officer; Principal Financial Officer	January 22, 2010
Peter N. Kellogg

*	Senior Vice President and Global Controller; Principal Accounting Officer	January 22, 2010
John Canan

*	Director	January 22, 2010
Leslie A. Brun

*	Director	January 22, 2010
Thomas R. Cech

*	Director	January 22, 2010
Thomas H. Glocer

*	Director	January 22, 2010
Steven F. Goldstone

*	Director	January 22, 2010
William B. Harrison, Jr.

*	Director	January 22, 2010
Harry R. Jacobson

*	Director	January 22, 2010
William N. Kelley

*	Director	January 22, 2010
C. Robert Kidder

*	Director	January 22, 2010
Rochelle B. Lazarus

*	Director	January 22, 2010
Carlos E. Represas

*	Director	January 22, 2010
Patricia F. Russo

*	Director	January 22, 2010
Thomas E. Shenk

*	Director	January 22, 2010
Anne M. Tatlock

*	Director	January 22, 2010
Samuel O. Thier

*	Director	January 22, 2010
Craig B. Thompson, M.D.

*	Director	January 22, 2010
Wendell P. Weeks

*	Director	January 22, 2010
Peter C. Wendell

*    Celia A. Colbert, by signing her name hereto, does herby sign this document pursuant to powers of attorney duly executed by the person named, filed with the Securities and Exchange Commission as an exhibit to this document, on behalf of such person on the date stated.

EXHIBIT INDEX

5	Opinion and Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Registrant.
15	Awareness Letter of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Schering-Plough Corporation.
23.3	Consent of Deloitte & Touche LLP, independent auditors for the Merck/Schering-Plough Cholesterol Partnership.
23.4	Consent of Celia A. Colbert, Esq., Senior Vice President, Secretary and Assistant General Counsel of the Registrant (contained in Exhibit 5 to this registration statement).
24.1	Powers of Attorney (granted by officers Clark, Kellogg and Canan and directors Brun, Cech, Clark, Goldstone, Harrison, Jacobson, Kelley, Kidder, Represas, Russo, Shenk, Thier, Thompson, and Wendell).
24.2	Powers of Attorney (granted by directors Glocer, Tatlock, Lazarus, and Weeks).
24.3	Certified Resolutions of Board of Directors.
99.1	Merck Sharp & Dohme Corp. 2007 Incentive Stock Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.2	Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.3	Merck Sharp & Dohme Corp. 2004 Incentive Stock Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.4	Merck Sharp & Dohme Corp. 2001 Incentive Stock Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.5	Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.6	Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated by reference to Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on November 4, 2009).
99.7	Rosetta Inpharmatics, Inc. 2000 Stock Plan (incorporated by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 filed on November 4, 2009).
99.8	Rosetta Inpharmatics, Inc. 1997 Stock Plan (incorporated by reference to Exhibit 99.8 to the Registrant’s Registration Statement on Form S-8 filed on November 4, 2009).